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                                                                    EXHIBIT 8.1

                    [Ortiz, Sainz y Erreguerena, S.C. Letterhead]


                                                                October 28, 2002

Grupo TMM, S.A.
TMM Holdings, S.A. de C.V.
Avenida de la Cuspide, No. 4755
Colonia Parques del Pedregal
14010 Mexico, D.F.

                               Re:     Grupo TMM S.A.
                                       TMM Holdings, S.A. de C.V.
                                       Registration on Form F-4 (NO. 333-99075)
                                       ----------------------------------------

Ladies and Gentlemen:

         We have acted as special Mexican Tax Counsel to Grupo TMM, S.A., a SOCIEDAD ANONIMA organized under the laws of Mexico (the "Company") and TMM Holdings, S.A. de C.V., a SOCIEDAD ANONIMA DE CAPITAL VARIABLE organized under the laws of Mexico and a wholly owned subsidiary of the Company (the "Guarantor"), in connection with the proposed offers to exchange (the "Exchange Offers") up to $376,875,000 aggregate principal amount of the Company's Senior Notes due 2009 (the "Securities") to be issued under an indenture (the "Indenture") to be entered into between the Company, the Guarantor and The Bank of New York, as trustee (the "Trustee"), for all of the Company's outstanding 9 1/2% Notes due 2003 and 10 1/4% Notes due 2006.

         We understand that this opinion is being furnished in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement of Form F-4 (File No. 333-99075) as filed with the Securities and Exchange Commission (the "Commission") on August 28, 2002 under the Act, Amendment No. 1 thereto filed with the Commission on September 27, 2002 and Amendment No. 2 thereto filed with the Commission on October 28, 2002 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement");(ii) the form of the Indenture filed as
Exhibit 4.15 to the Registration Statement; and (iii) the form of the

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Securities, including the form of the Guarantee, included in the Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, the Guarantor and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies and the authenticity of the originals of such latter documents. In making our examination of all such documents, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantor and others.

         Our opinions set forth below are limited to the laws of Mexico.

         In rendering this opinion, we have assumed, without independent investigation, that the Indenture, the Securities and the Guarantee have been authorized by all necessary corporate and stockholder action on the part of the Company and the Guarantor.

         Based upon the foregoing, we are of the opinion that:

         1. The statements in the Registration Statement set forth under the heading "Material Mexican Federal Income Tax Considerations" are, to the extent they concern matters of law or legal conclusions, correct in all material respects.

         2. Other than as described in the Registration Statement, under the current laws and regulations of Mexico, all payments of principal, premium (if any) and interest on the New Notes may be paid by the Company to the registered holder thereof in Mexican pesos that may be converted into foreign currency and freely transferred out of Mexico, and all such payments made to holders of the New Notes who are non-residents of Mexico will not be subject to Mexican income, withholding or other taxes

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under the laws and regulations of Mexico and are otherwise free and clear of any other tax, duty withholding or deduction in Mexico and without the necessity of obtaining any governmental authorization in Mexico.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the references to our firm under the captions "Legal Matters" and "Material Mexican Federal Income Tax Considerations" in the Registration Statement.

         Very truly yours,


           /s/ Ortiz, Sainz y Erreguerena, S.C.
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           Ortiz, Sainz y Erreguerena, S.C.
           by: Mauricio Bravo Fortoul
           Partner